EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

EAST HANOVER, N.J., March 26, 2025 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the fourth quarter and full-year 2024.

FOURTH QUARTER 2024 HIGHLIGHTS
(As compared to the fourth quarter of 2023)

▪Total revenue of $35.6 million, +15.0% y/y
▪Gross profit of $8.7 million, -3.2% y/y
▪Gross margin of 24.6%, -460 bps y/y
▪Operating loss of $1.3 million and net loss attributable to shareholders of $0.4 million
▪Adjusted operating loss of $1.1 million
▪Adjusted net loss of $0.7 million

FULL-YEAR 2024 HIGHLIGHTS
(As compared to full-year 2023)

▪Total revenue of $131.8 million, +12.4% y/y
▪Gross profit of $35.4 million, +10.4% y/y
▪Gross margin of 26.9%, -50 bps y/y
▪Operating loss of $2.1 million and net loss attributable to shareholders of $1.2 million
▪Adjusted operating loss of $1.6 million
▪Adjusted net loss of $0.9 million
MANAGEMENT COMMENTARY

Dave Bruce, President and CEO of FGI, stated, “FGI reported total revenue of $35.6 million in the quarter, representing a year-over-year increase of 15.0%. Gross profit was $8.7 million, a decrease of 3.2% compared to the prior year. The gross margin was 24.6%, a decline of 460 basis points compared to the fourth quarter of 2023 due, in part, to customer marketing support and costs related to new business and associated promotional expenses in Bath Furniture. The industry outlook remains relatively flat overall but FGI’s strategic investments in our brands, products and channels strategy is bearing fruit and driving revenue growth well above the overall market. FGI’s fourth quarter revenue increased significantly compared to the fourth quarter 2023 due to growth across all our businesses and geographies. Revenue grew 14.7%, 9.9% and 23.3% in the quarter for the US, Canada and Europe markets, respectively. Sanitaryware and Bath Furniture grew revenue 5.8% and 40.2% year-over-year, respectively, in the fourth quarter. Shower Systems revenue increased 17.0% year-over-year as demand trends remained steady and sales of both existing and new products drove growth across a broader customer base. Our Other segment, including Covered Bridge, continues to show strong growth increasing 68.3% over the prior year period due to continued order momentum, expanded geographies and higher dealer count. Isla Porter, our digital custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products via an AI-backed digital sales platform.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses.

"The increasing tariff environment in 2025 remains fluid. FGI is working with our suppliers and customers to support one another as we navigate these new dynamics together. We experienced a similar tariff process several years ago, so this is not new to us. We are confident that we can work through what comes given the close relationships we have cultivated over the years with our vendors and customers."

Perry Lin, Chief Financial Officer of FGI, commented, “Even as total revenue increased 12.4% year-over-year, operating expenses increased 28.4% year-over-year to $10.0 million. The increase in operating expenses was due primarily to investing in initiatives related to our BPC growth strategy. FGI ended the fourth quarter with total available liquidity of $15.6 million. We believe the best use of our capital is for internal investment and this will remain our priority in the near term.”

FOURTH QUARTER 2024 RESULTS

Revenue totaled $35.6 million during the fourth quarter of 2024, an increase of 15.0% compared to the prior-year period due to growth across all our businesses and geographies.

•Sanitaryware revenue was $21.8 million during the fourth quarter of 2024, an increase from $20.6 million in the prior-year period.

•Bath Furniture revenue was $3.5 million during the fourth quarter of 2024, an increase from revenue of $2.5 million in the prior-year period. Our shift to market-aligned program pricing and design outpaced our sales expectations driven by new business wins.

•Shower Systems revenue was $6.7 million during the fourth quarter of 2024, an increase from $5.7 million last year. Demand trends remain positive, further supported by our new customer programs and continued order growth from a broader customer base.

•Other revenue, primarily from Kitchen Cabinets, was $3.6 million during the fourth quarter, an increase from $2.1 million in the prior year, driven by continued order momentum, expanded geographies and higher dealer count.

Gross profit was $8.7 million during the fourth quarter of 2024, a decrease of 3.2% compared to the prior-year period. Customer marketing support impacted gross profit and Bath Furniture incurred costs related to new business and associated promotional expenses. Gross profit margin decreased to 24.6% during the fourth quarter of 2024, down 460 basis points from the prior-year period.

Operating loss was $1.3 million during the fourth quarter of 2024, down from operating income of $1.2 million in the prior-year period. Operating loss during the fourth quarter of 2024 included non-recurring expenses of $0.1 million for business expansion expense and accruals for non-recurring IPO-related share-based compensation. Excluding these items, adjusted operating loss was $1.1 million during the fourth quarter. The decline in operating income and adjusted operating income from the prior year was a result of an increase in personnel costs, marketing and promotion expenses, warehouse expenses, and operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy. As a result, operating margin and adjusted operating margin were (3.5%) and (3.2%) during the fourth quarter, respectively, down from 4.0% and 4.4% in the same period last year.

The Company reported GAAP net loss attributable to shareholders of $0.4 million, or net loss of $0.04 per diluted share during the fourth quarter of 2024, versus net income of $0.5 million, or $0.06 per diluted share, in the same period last year. Net loss for the fourth quarter of 2024 included after-tax expenses of $0.1 million related to business expansion expense and accruals for non-recurring IPO- related stock-based compensation. Net loss for the fourth quarter of 2023 included after-tax expense of $0.1 million related to business expansion expense and non-recurring IPO- related compensation. Excluding these items, adjusted net loss attributable to shareholders for the fourth quarter of 2024 was $0.7 million, or net loss attributable to shareholders of $0.07 per diluted share, versus adjusted net income attributable to shareholders of $0.9 million, or $0.09 per diluted share, for the same period last year.

Going forward, FGI will hold quarterly earnings calls only for the second and fourth quarters. The Company will continue to release results of operations via press releases and SEC filings on a quarterly basis as before. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.

FINANCIAL RESOURCES AND LIQUIDITY

As of December 31, 2024, the Company had $4.6 million of cash and cash equivalents, total debt of $14.5 million and $11.0 million of availability under its credit facilities net of letters of credit. Total liquidity was $15.6 million at December 31, 2024.

FINANCIAL GUIDANCE

The Company provides its fiscal 2025 guidance as follows:

•Total net revenue of $135-145 million
•Total adjusted operating income of $(2.0)-1.5 million
•Total adjusted net income of $(1.9)-1.0 million

Note that total adjusted operating income excludes certain non-recurring items and total adjusted net income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.

FOURTH QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, March 27th at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through April 10, 2025:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10196480
ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.

We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2025 Adjusted Operating Income and 2025 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2024, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, VP Investor Relations
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023
	USD	USD
ASSETS

CURRENT ASSETS
Cash	$4,558,160	$7,777,241
Accounts receivable, net	20,293,555	16,195,543
Inventories, net	13,957,867	9,923,852
Prepayments and other current assets	2,091,407	4,617,751
Prepayments and other receivables – related parties	11,996,973	7,600,283
Total current assets	52,897,962	46,114,670

PROPERTY AND EQUIPMENT, NET	3,634,340	1,910,491

OTHER ASSETS
Intangible assets	1,849,951	102,227
Operating lease right-of-use assets, net	12,823,747	15,203,576
Deferred tax assets, net	2,665,585	1,168,833
Other noncurrent assets	1,589,830	1,245,133
Total other assets	18,929,113	17,719,769
Total assets	$75,461,415	$65,744,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$14,502,367	$6,959,175
Accounts payable	19,349,529	14,524,607
Accounts payable – related parties	894,661	735,308
Income tax payable	23,189	189,119
Operating lease liabilities – current	1,867,956	1,595,998
Accrued expenses and other current liabilities	5,905,124	4,039,499
Total current liabilities	42,542,826	28,043,706

OTHER LIABILITIES
Operating lease liabilities – noncurrent	11,352,939	13,674,452
Total liabilities	53,895,765	41,718,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and December 31, 2023)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,563,914 and 9,547,607 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	956	955
Additional paid-in capital	21,279,047	20,877,832
Retained earnings	3,212,435	4,413,524
Accumulated other comprehensive loss	(2,239,560)	(1,111,499)
FGI Industries Ltd. shareholders’ equity	22,252,878	24,180,812
Non-controlling interests	(687,228)	(154,040)
Total shareholders’ equity	21,565,650	24,026,772
Total liabilities and shareholders’ equity	$75,461,415	$65,744,930

FGI INDUSTRIES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	USD	USD	USD	USD
	(Unaudited)	(Unaudited)
Revenue	$35,594,426	$30,956,813	$131,818,073	$117,241,604

Cost of revenue	26,852,093	21,921,378	96,390,733	85,164,322

Gross profit	8,742,333	9,035,435	35,427,340	32,077,282

Operating expenses
Selling and distribution	6,950,969	5,887,712	25,627,634	19,971,912
General and administrative	2,657,895	1,678,028	10,199,914	8,424,083
Research and development	395,938	224,290	1,699,383	1,376,844
Total operating expenses	10,004,802	7,790,030	37,526,931	29,772,839

(Loss) income from operations	(1,262,469)	1,245,405	(2,099,591)	2,304,443

Other income (expenses)
Interest income	4,541	4,019	9,792	10,543
Interest expense	(353,021)	(189,999)	(1,246,742)	(749,729)
Other income (expenses), net	596,962	(196,826)	1,054,443	(177,469)
Total other income (expenses), net	248,482	(382,806)	(182,507)	(916,655)

(Loss) income before income taxes	(1,013,987)	862,599	(2,282,098)	1,387,788

Provision for (benefit of) income taxes
Current	106,249	171,837	963,542	711,518
Deferred	(645,481)	239,796	(1,511,363)	96,706
Total (benefit of) provision for income taxes	(539,232)	411,633	(547,821)	808,224

Net (loss) income	(474,755)	450,966	(1,734,277)	579,564
Less: net loss attributable to non-controlling shareholders	(72,427)	(87,997)	(533,188)	(154,040)
Net (loss) income attributable to FGI Industries Ltd. shareholders	(402,328)	538,963	(1,201,089)	733,604

Other comprehensive (loss) income
Foreign currency translation adjustment	(727,772)	304,321	(1,128,061)	284,820

Comprehensive (loss) income	(1,202,527)	755,287	(2,862,338)	864,384
Less: comprehensive loss attributable to non-controlling shareholders	(72,427)	(87,997)	(533,188)	(154,040)
Comprehensive (loss) income attributable to FGI Industries Ltd. shareholders	$(1,130,100)	$843,284	$(2,329,150)	$1,018,424

Weighted average number of ordinary shares
Basic	9,563,914	9,547,607	9,565,167	9,525,434
Diluted	9,563,914	9,691,275	9,565,167	9,821,112

(Loss) earnings per share
Basic	$(0.04)	$0.06	$(0.13)	$0.08
Diluted	$(0.04)	$0.06	$(0.13)	$0.07

FGI INDUSTRIES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,734,277)	$579,564
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation	474,828	200,764
Amortization	2,701,615	1,816,738
Share-based compensation	401,216	417,978
Provision for credit losses	137,592	78,640
Provision for defective return	257,643	(851,554)
Foreign exchange transaction loss	(659,544)	185,317
Deferred income tax (benefit) expense	(1,496,752)	96,707
Changes in operating assets and liabilities
Accounts receivable	(4,928,997)	(1,126,770)
Inventories	(4,034,016)	3,368,740
Prepayments and other current assets	1,284,680	(1,206,546)
Prepayments and other receivables – related parties	(3,960,942)	(1,956,634)
Other noncurrent assets	(344,697)	883,108
Income taxes	(165,930)	155,769
Accounts payable	4,824,922	(194,362)
Accounts payable - related parties	159,353	630,866
Operating lease liabilities	(2,207,636)	(1,324,641)
Accrued expenses and other current liabilities	1,865,625	459,139
Net cash (used in) provided by operating activities	(7,425,317)	2,212,823

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,206,052)	(840,387)
Purchase of intangible assets	(669,764)	(925,351)
Net cash used in investing activities	(2,875,816)	(1,765,738)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	7,543,192	(2,835,876)
Net cash provided by (used in) financing activities	7,543,192	(2,835,876)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(461,140)	98,604

NET CHANGES IN CASH	(3,219,081)	(2,290,187)
CASH, BEGINNING OF YEAR	7,777,241	10,067,428
CASH, END OF YEAR	$4,558,160	$7,777,241

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(1,233,763)	$(749,646)
Cash paid during the period for income taxes	$(1,112,640)	$(552,163)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on right-of-use assets	$(158,082)	$(7,204,742)
Acquisition of intangible asset partially through prior period advanced payment	$(1,241,664)	$—

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating Income and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	USD	USD	USD	USD
(Loss) income from operations	$(1,262,469)	$1,245,405	$(2,099,591)	$2,304,443
Adjustments:
Non-recurring IPO-related share-based compensation	238,876	238,876	238,876	238,876
IPO and arbitration legal fee	—	50,000	—	50,000
Business expansion expense	247,080	247,082	247,080	247,082
Adjusted Operating (Loss) Income	$(1,140,980)	$1,366,895	$(1,613,635)	$2,840,401
Revenue	$35,594,426	$30,956,813	$131,818,073	$117,241,604
Adjusted Operating Margins (%)	(3.2)	4.4	(1.2)	2.4

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	USD	USD	USD	USD
(Loss) income before income taxes	$(1,013,987)	$862,599	$(2,282,098)	$1,387,788
Adjustments:
Non-recurring IPO-related share-based compensation	59,719	59,720	238,876	238,876
IPO and arbitration legal fee	—	—	—	50,000
Business expansion expense	61,770	61,770	247,080	247,082
Adjusted (loss) income before income taxes	(892,498)	984,089	(1,796,142)	1,923,746
Less: income taxes at 18% rate	(160,650)	177,136	(323,306)	346,274
Less: net loss attributable to non-controlling shareholders	(72,427)	(87,997)	(533,188)	(154,040)
Adjusted Net (Loss) Income	$(659,421)	$894,950	$(939,648)	$1,731,512